UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 26, 2015

Corium International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36375	38-3230774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

235 Constitution Drive, Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 298-8255
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

On June 26, 2015, Corium International, Inc. (the “Company”) and Par Pharmaceutical, Inc. (“Par”) entered into a Second Amendment to Transdermal Fentanyl Agreements (the “Par Amendment”), which amends that certain Product Development, Collaboration and License Agreement, dated as of May 11, 2002, as amended from time to time (the “Collaboration Agreement”), and that certain Manufacturing and Supply Agreement for Transdermal Fentanyl, dated November 12, 2003, as amended from time to time (the “Supply Agreement” and, together with the Collaboration Agreement, the “Par Agreements”), to, among other things, amend the pricing and payment provisions of the Par Agreements.  Pursuant to the Par Agreements, as amended by the Par Amendment, Par markets the Company’s Fentanyl TDS product and the Company supplies Fentanyl TDS to Par.  The partnership between the Company and Par is described in further detail in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 15, 2014.

The foregoing summary of the Par Amendment does not purport to be complete and is qualified in its entirety by reference to the Par Amendment, which will be filed with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIUM INTERNATIONAL, INC.

Date: July 2, 2015	By:	/s/ Peter D. Staple
Peter D. Staple
Chief Executive Officer

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